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                                                                    EXHIBIT 21

SALOMON INC
Subsidiaries of the Registrant

Name under which business is conducted                      Jurisdiction
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Phibro Commodities                                          United Kingdom

Phibro Energy Clearing Inc.                                 Delaware

Phibro Energy Production, Inc.                              Delaware

  White Nights Joint Enterprise  (45% owned)                Russia

Phibro Energy Trading Pte. Ltd.                             Singapore

Phibro Energy USA Inc.                                      Texas

Phibro GmbH                                                 Switzerland

Phibro Resources Corp.                                      Delaware

  The S.W. Shattuck Chemical Co., Inc.                      Colorado

Philipp Brothers, Inc.                                      New York

  Philipp Brothers Trading Corporation                      Delaware

Salomon Brothers Holding Company Inc                        Delaware

  Loan Participation Holding Corporation                    Delaware

    Home Mortgage Access Corporation                        District of Columbia

      Home Mac Mortgage Securities Corporation              District of Columbia

  PB-SB Investments Inc                                     Delaware

  Plaza Clearing Corporation                                New York

  Salomon Brothers Inc                                      Delaware

  Salomon Plaza Holdings Inc                                Delaware

    Plaza Holdings, Inc.                                    Delaware

      Salomon Brothers Finance Corporation & Co.
        beschrankt haftende KG                              Germany

        Salomon Brothers AG                                 Germany


  Salomon Forex Inc                                         Delaware

  Salomon Brothers Realty Corporation                       New York

  Salomon Swapco Inc                                        Delaware

  Salomon Brothers Mortgage Securities II, Inc.             Delaware

  Salomon Brothers Mortgage Securities Inc.                 Delaware

  Salomon Brothers Mortgage Securities V, Inc.              Delaware

  Salomon Capital Access for Savings Institutions, Inc.     Delaware

    Salomon Capital Access Corporation                      Delaware

  Salomon Brothers International Operations (Japan) Inc     Delaware

  Salomon Brothers International Operations Inc             Delaware

  Salomon Brothers Asset Management Inc                     Delaware

  Salomon Brothers Housing Investment Inc                   Delaware


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                                                                  EXHIBIT 21
                                                                  (Continued)


Name under which business is conducted                      Jurisdiction
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  Salomon Brothers Pacific Holding Company Inc              Delaware

  Salomon (International) Finance AG                        Switzerland

    Salomon Brothers Overseas Inc and Branch                Cayman Islands

    Salomon Brothers Asia Limited                           Hong Kong

  Salomon Brothers Hong Kong Limited                        Hong Kong

  Salomon Brothers Australia Limited                        Australia

  Salomon Brothers Canada Holding Co.                       Canada

  Salomon Brothers Finance AG                               Switzerland

  Salomon Brothers S.A.                                     France

  Salomon Brothers SIM, SpA                                 Italy


  Salomon International Limited                             Delaware

    Phibro Holdings Limited                                 United Kingdom

      Phibro Bullion Limited                                United Kingdom

      Phibro Futures Limited                                United Kingdom

    Salomon Brothers Europe Limited                         United Kingdom

      Salomon Brothers International Limited                United Kingdom

      Salomon Brothers UK Equity limited                    United Kingdom

      Salomon Brothers UK Limited                           United Kingdom

  The Mortgage Corporation Group Limited                    United Kingdom

    The Mortgage Corporation Limited                        United Kingdom

Scanports Shipping Inc.                                     Delaware

  Kirkwood Holding Ltd.                                     United Kingdom